UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

 (301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of stockholders of the Company was held on May 6, 2013.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.            The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
Louis P. Jenkins, Jr.	1,550,011	33,545	9,410
Michael L. Middleton	1,537,316	42,257	13,393
Mary Todd Peterson	1,541,827	33,283	17,856

There were 329,958 broker non-votes in the election of directors.

2.           The appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,885,599	29,967	7,358

3.           An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,405,045	152,409	35,512

There were 329,958 broker non-votes on the proposal.

4.           An advisory vote was taken on the frequency of the advisory vote on the compensation of the Company’s named executive officers and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
1,284,105	147,829	86,223	74,809

There were 329,958 broker non-votes on the proposal.

The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Financial Officer